EXHIBIT 99.1

Report of Independent Accountants
To the Stockholders and Board of Directors of
Orchard Valley Harvest, Inc.:
In our opinion, the accompanying balance sheets and the related statements of operations, stockholders’ equity and cash flows present fairly, in all material respects, the financial position of Orchard Valley Harvest, Inc. (“OVH”) at December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the OVH’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
May 21, 2010

Orchard Valley Harvest, Inc.
BALANCE SHEETS
December 31, 2009 and 2008
(dollars in thousands)

	2009	2008
ASSETS
CURRENT ASSETS:
Cash	$—	$—
Accounts receivable, less allowance of $53	3,753	3,416
Inventories	9,033	12,060
Prepaid expenses and other current assets	1,185	47

TOTAL CURRENT ASSETS	13,971	15,523

PROPERTY AND EQUIPMENT:
Machinery and equipment	3,762	3,039
Furniture and leasehold improvements	40	40
Vehicles	101	94
Construction in progress	—	531

	3,903	3,704
Less: Accumulated depreciation	(795)	(545)

TOTAL PROPERTY AND EQUIPMENT	3,108	3,159

Other Assets	21	21

TOTAL ASSETS	$17,100	$18,703

	2009	2008
LIABILITIES & STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Bank line of credit	$5,797	$7,955
Current maturities of long-term debt	627	672
Accounts payable	2,903	1,714
Book overdraft	467	1,241
Distribution payable to stockholders	2,188	772
Other current liabilities	205	189

TOTAL CURRENT LIABILITIES	12,187	12,543

LONG-TERM DEBT, net of current maturities	1,093	1,768

COMMITMENTS AND CONTINGENCIES (Note 5)	—	—
STOCKHOLDERS’ EQUITY:
Retained Earnings	3,815	4,387
Common Stock, no par value, 100,000 shares authorized, 10,000 shares issued and outstanding	5	5

TOTAL STOCKHOLDERS’ EQUITY	3,820	4,392

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$17,100	$18,703

The accompanying notes are an integral part of these financial statements.

Orchard Valley Harvest, Inc.
STATEMENTS OF OPERATIONS
For the years ended December 31, 2009 and 2008
(dollars in thousands)

	2009	2008
Net sales	$59,335	$47,396
Cost of sales	47,764	38,115

Gross profit	11,571	9,281

Operating expenses:
Selling expenses	1,904	1,864
Administrative expenses	1,689	1,685

Total operating expenses	3,593	3,549

Income from operations	7,978	5,732
Other income (expense):
Interest expense	(577)	(685)
Other income (expense)	25	(34)

Total other expense, net	(552)	(719)

Income before income taxes	7,426	5,013
Income tax expense	59	35

Net income	$7,367	$4,978

The accompanying notes are an integral part of these financial statements.

Orchard Valley Harvest, Inc
STATEMENTS OF STOCKHOLDERS’ EQUITY
For the years ended December 31, 2009 and 2008
(dollars in thousands)

	Common Stock		Retained
	Shares	Amount	Earnings	Total
Balance, December 31, 2007	10,000	$5	$1,446	$1,451
Net income	—	—	4,978	4,978
Distributions	—	—	(2,037)	(2,037)

Balance, December 31, 2008	10,000	5	4,387	4,392
Net income	—	—	7,367	7,367
Distributions	—	—	(7,939)	(7,939)

Balance, December 31, 2009	10,000	$5	$3,815	$3,820

The accompanying notes are an integral part of these financial statements.

Orchard Valley Harvest, Inc
STATEMENTS OF CASH FLOWS
For the years ended December 31, 2009 and 2008
(dollars in thousands)

	2009	2008
Cash flows from operating activities:
Net income	$7,367	$4,978
Depreciation	410	297
Loss on disposition of equipment	36	60
Change in current assets and current liabilities:
Accounts receivable	(337)	704
Inventories	3,027	(3,228)
Prepaid expenses and other current assets	(1,138)	128
Accounts payable	1,189	(2,971)
Other	16	104

Net cash provided by operating activities	10,570	72

Cash flows from investing activities:
Purchases of property and equipment	(395)	(2,411)

Net cash used in investing activities	(395)	(2,411)

Cash flows from financing activities:
Borrowings under revolving credit facilities	19,708	23,633
Repayments of revolving credit borrowings	(21,866)	(23,083)
Issuance of debt	—	2,198
Principal payments on long-term debt	(720)	(84)
Increase/(decrease) in book overdraft	(774)	940
Distributions to stockholders	(6,523)	(1,265)

Net cash (used in) provided by financing activities	(10,175)	2,339

Net increase in cash	—	—

Cash:
Beginning of period	—	—

End of period	$—	$—

Supplemental disclosures of cash flow information:
Interest paid	604	668
Income taxes paid	43	37
The accompanying notes are an integral part of these financial statements.

Orchard Valley Harvest, Inc.
NOTES TO FINANCIAL STATEMENTS
(dollars in thousands)
NOTE 1 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Description of Business
Orchard Valley Harvest, Inc. was founded to fulfill our customer’s need by providing both quality nuts and dried fruits from a single-source vendor. As used throughout this report, unless the context otherwise indicates, the terms “we”, “us”, “our” or “our Company” refer collectively to Orchard Valley Harvest, Inc. Our Company is a full line supplier of raw, dry roasted, oil roasted, salted and flavored nuts, organics, trail mixes, premium nut mixes and blends, chocolate covered nuts, and premium dried fruit of all varieties. Our products are sold primarily to grocery stores and other mass merchandisers in the United States. Items offered by our Company are sold primarily in the produce departments of our customers and are unique to traditional grocery aisle offerings.
Basis of Presentation
Our financial statements include the accounts of Orchard Valley Harvest, Inc. Our fiscal year ends on December 31. The accompanying financial statements and related footnotes are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
Management Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include reserves for doubtful accounts, the valuation of inventories and various other accrual accounts. Actual results could differ from those estimates.
Accounts Receivable
Accounts receivable are stated at the amounts charged to customers less allowances for doubtful accounts. The allowance for doubtful accounts is calculated by specifically identifying customers that present credit risks as well as our historical experience relating to bad debts and other provisions. Account balances are charged off against the allowance when it is probable the receivable will not be recovered. Our Company has entered into an accounts receivable insurance agreement to cover any uncollectible receivables from customers. Our total annual coverage is limited to an aggregate of $2,500 of losses.
Allowance for doubtful accounts activity consisted of the following:

	Year Ended	Year Ended
	December 31,	December 31,
	2009	2008
Beginning balance	$53	$53
Write-offs	(12)	—
Provisions	12	—

Ending balance	$53	$53

Inventories
Inventories, which consist principally of nuts, dried fruits, and processed and packaged nut products, are stated at the lower of cost (first-in, first-out) or market. Fluctuations in the market price of the inventory may affect the carrying value of inventory. When the market value, less cost to sell, is below cost, we record adjustments to write down the carrying values of inventories to market.
Property and Equipment
Property and equipment are stated at cost. Major improvements that extend the useful life or add capacity are capitalized and charged to expense through depreciation. Repairs and maintenance are charged to expense as incurred. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts, and any gain or loss is recognized currently in income. Cost is depreciated using the straight-line method over the following estimated useful lives: machinery and equipment — 3 to 10 years, leasehold improvements — 10 years and vehicles — 3 to 7 years. Depreciation expense was $410 and $297 for the years ended December 31, 2009 and 2008, respectively.
Long-Lived Assets
We review long-lived assets to assess recoverability whenever events or changes in facts and circumstances indicate that the carrying value of the assets may not be recoverable. An impairment loss is recognized when future undiscounted cash flows are less than the assets’ carrying value. The impairment loss would adjust the carrying value to the assets’ fair value. To date, we have not recorded any impairment charges.
Fair Value of Financial Instruments and Fair Value Measurements
The fair value of our fixed rate debt as of December 31, 2009, including current maturities, was estimated to be approximately $1,500 compared to a carrying value of $1,619. The fair value of the fixed rate debt was determined using a market approach, which estimates fair value based on companies with similar credit quality and size of debt issuances for similar terms. The carrying amounts of our other financial instruments approximate their estimated fair values.
Derivative Financial Instruments
The use of financial instruments, including derivatives, exposes the Company to market risk related to changes in interest rates. The Company entered into an interest rate swap on its equipment loan payable further described in Note 4 — Long-Term Debt. The Company uses this interest rate swap to manage its interest rate risk and obtain a desired proportion of variable and fixed-rate debt. The notional value of the interest rate swap is $1,618 as of December 31, 2009.
Derivative instruments are accounted for at mark-to-market basis. The Company records the fair value of interest rate swaps on long-term debt as an asset or liability with a corresponding adjustment recognized in interest expense. Such amounts were not material for the year ended December 31, 2009. As of December 31, 2009, the fair value of the interest rate swap was $19 and is included in other current liabilities in the balance sheet.
Book overdrafts
Book overdrafts representing outstanding checks in excess of funds on deposit are reclassified in the balance sheet as a liability. For the years ended December 31, 2009 and 2008, book overdrafts presented as liabilities in the balance sheet amount to $467 and $1,241, respectively.

Revenue Recognition
We recognize revenue when persuasive evidence of an arrangement exists, title has transferred (based upon terms of shipment), price is fixed, delivery occurs and collection is reasonably assured. We sell some of our products pursuant to customer contracts that fix the sales price for periods, typically of up to one year, and through specific programs consisting of promotion allowances, volume and customer rebates and marketing allowances to consumer customers, among others. Revenues are recorded net of rebates and promotion and marketing allowances. While customers do have the right to return products, past experience has demonstrated that product returns have been insignificant. Freight costs billed to customers for shipping and handling are recorded as part of sales, and shipping and handling expenses are recognized as selling expenses.
Significant Customers
Net sales to our largest customer represented approximately 40% and 46% of our net sales for the years ended December 31, 2009 and 2008, respectively. Net accounts receivable from this customer were $1,187 and $1,257 at December 31, 2009 and 2008, respectively. Net sales to two other significant customers were approximately 22% and 12% of our net sales for the years ended December 31, 2009 and 2008, respectively (each of these customers exceeded 10% of our net sales in either the 2009 or 2008 fiscal year). Net accounts receivable from these two customers were $576 and $249 at December 31, 2009 and 2008, respectively.
Promotion and Advertising Costs
Promotion allowances and marketing allowances are recorded at the time revenue is recognized and are reflected as reductions in sales. We expense the costs of advertising as incurred. Advertising expenses for the years ended December 31, 2009 and 2008 were $37 and $316, respectively.
Shipping and Handling Costs
Shipping and handling costs, which include freight and other expenses to prepare finished goods for shipment, are included in selling expenses. For the years ended December 31, 2009 and 2008 shipping and handling costs totaled $1,133 and $1,084, respectively.
Employee Benefits
We have a vacation and holiday policy in place for our employees and pay a portion of our employees’ medical insurance. These are recognized in our books on an accrual basis. Amounts accrued in respect of these benefits for the years ended December 31, 2009 and 2008 are not material.
Comprehensive income
Comprehensive income is defined as the sum of net income and all other non-owner changes in stockholders’ equity. As of December 31, 2009 and 2008, comprehensive income is equal to the Company’s net income.
Segment Reporting
We operate in a single reportable operating segment that consists of selling various nut and fruit related produce through the retail distribution channel.

NOTE 2 — INVENTORIES
Inventories consist of the following:

	December 31,	December 31,
	2009	2008
Raw material and supplies	$5,834	$5,996
Finished goods	3,199	6,064

Total	$9,033	$12,060

The Company, in the normal course of its business, prepays a related party supplier for certain bulk or raw material inventories. As title to these goods passes upon delivery, amounts prepaid are classified as part of “Prepaid expenses and other current assets” in the balance sheet. For the years ended December 31, 2009 and 2008 advance purchases included in “Prepaid expenses and other current assets” were $945 and $0, respectively.
NOTE 3 — REVOLVING CREDIT FACILITY
On February 5, 2009, we entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (the “Bank Lender”) providing up to $15,000 bank line of credit (the “Credit Line”), depending on the amount of eligible assets as defined in the credit agreement. The Credit Line is secured by substantially all of our accounts receivable, general intangibles, inventory, equipment, and personal guarantees of a majority of our Stockholders (as defined below). At our election, borrowings under the Credit Line accrue interest at either: (i) a fluctuating rate per annum determined by the Bank Lender to be two and three-quarters percent (2.75%) above the Daily One Month London interbank offered rate (“LIBOR “) in effect from time to time, or (ii) at a fixed rate per annum determined by the Bank Lender to be two and one-half percent (2.5%) above the LIBOR in effect on the first day of the applicable Fixed Rate Term. As of December 31, 2009, the weighted average interest rate for the credit facility was 2.78%. The terms of the Credit Agreement contain covenants that require us, among other things, to (i) maintain a minimum tangible net worth, (ii) maintain a maximum ratio of total liabilities to tangible net worth, (iii) achieve a positive net income, and (iv) maintain a minimum fixed charge coverage ratio. As of December 31, 2009, we were in compliance with all covenants under the Credit Agreement. As of December 31, 2009, based on the calculated borrowing base, we had $1,962 of available credit under the Credit Agreement, with $5,797 of outstanding borrowings on the Credit Line. The Credit Agreement was extended on January 15, 2010 until January 15, 2011 with no changes in the terms of the Credit Agreement. See Note 10 — Subsequent Events.
NOTE 4 — LONG-TERM DEBT
Long-term debt consists of the following:

	December 31,	December 31,
	2009	2008
Capitalized leases	$101	$166
Loans payable — other	—	117
Equipment loan payable	1,619	2,157

	1,720	2,440
Less: Current maturities	(627)	(672)

Total long-term debt	$1,093	$1,768

Aggregate maturities of long-term debt are as follows for the years ending:

December 31, 2010	$627
December 31, 2011	583
December 31, 2012	510

Total	$1,720

The equipment loan payable matures on December 1, 2012 and requires monthly installments of $46, with interest at 360 basis points over monthly LIBOR. The loan is collateralized by the underlying equipment and is personally guaranteed by the primary owners of the Company.
NOTE 5 — COMMITMENTS AND CONTINGENCIES
Operating Leases
We lease buildings and certain equipment pursuant to agreements accounted for as operating leases. Rent expense under these operating leases aggregated $701 and $799 for the years ended December 31, 2009 and 2008, respectively. Aggregate non-cancelable lease commitments under these operating leases are as follows for the years ending:

December 31, 2010	$712
December 31, 2011	484
December 31, 2012	1

Total	$1,197

Legal Matters
We are a party to various lawsuits, proceedings and other matters arising out of the conduct of our business. It is management’s opinion that the ultimate resolution of these matters will not have a material adverse effect upon our financial condition, results of operations or cash flows.
NOTE 6 — STOCKHOLDERS’ EQUITY
There are 100,000 shares of Common Stock authorized for distribution. As of December 31, 2009 and 2008, 10,000 shares are issued and outstanding.
NOTE 7 — INCOME TAXES
The Stockholders of the Company have elected to treat the Company as an S Corporation for U.S. federal and state income tax purposes. Accordingly, the related tax attributes of the Company are passed through to the Stockholders and income taxes are payable by the Stockholders. The Company is subject to California income tax of 1.5% of taxable income. Consequently, recorded income tax expense is strictly related to California which for the years ended December 31, 2009 and 2008 was reduced for certain hire and use credits received.
NOTE 8 — TRANSACTIONS WITH RELATED PARTIES
We purchase materials from companies that are owned by a stockholder of our Company. Purchases from these related entities aggregated $5,336 and $4,530 for the years ended December 31, 2009 and 2008, respectively. Accounts payable to these related entities aggregated $856 and $216 at December 31, 2009 and 2008, respectively.
We sell materials to companies that are owned by a stockholder of our Company. Sales to these related entities aggregated $1,456 and $659 for the years ended December 31, 2009 and 2008, respectively. Accounts receivable to the related entities aggregated $226 and $162 at December 31, 2009 and 2008, respectively.

NOTE 9 — RECENT ACCOUNTING PRONOUNCEMENTS
In June 2009, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — A Replacement of FASB Statement No. 162” (“Statement No. 168”). Under Statement No. 168, the FASB Accounting Standards Codification (“Codification”) became the single source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal security laws are also sources of authoritative GAAP for SEC registrants. On the effective date of Statement No. 168, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non-SEC accounting literature not included in the Codification became nonauthoritative. The GAAP hierarchy was modified to include only two levels of GAAP - authoritative and nonauthoritative. Statement No. 168 was effective for financial statements issued for interim and annual periods ending after September 15, 2009. The effect of adopting Statement No. 168 did not have a material impact on our financial statements.
In June 2009, the FASB issued Accounting Standards Update No. 2009-01, “Topic 105 — Generally Accepted Accounting Principles amendments based upon Statement of Financial Accounting Standards No. 168 — The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (“Accounting Standards Update No. 2009-01”). Accounting Standards Update No. 2009-01 amended the FASB Accounting Standards Codification for the issuance of Statement No. 168. Accounting Standards Update No. 2009-01 includes Statement No. 168 in its entirety, including the accounting standards update instructions.
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 establishes a common definition for fair value to be applied to GAAP requiring use of fair value, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. SFAS 157 is effective for financial assets and financial liabilities for fiscal years beginning after November 15, 2007. Issued in February 2008, FSP 157-1 “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13” removed leasing transactions accounted for under Statement 13 and related guidance from the scope of SFAS 157. FSP 157-2 “Partial Deferral of the Effective Date of Statement 157” (“FSP 157-2”), deferred the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities to fiscal years beginning after November 15, 2008. In October 2008, the FASB issued FSP 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active” (“FSP 157-3”). FSP 157-3, which is effective immediately, clarifies the application of SFAS 157 in a market that is not active. The implementation of SFAS 157 for financial assets and financial liabilities, effective for our fiscal 2009, did not have a material impact on our financial position and results of operations. After the Codification, all fair value measurement accounting is included as Topic 820. The implementation of Topic 820 for nonfinancial assets and nonfinancial liabilities, effective for fiscal 2010, is not expected to have a material impact on our financial position and results of operations.
In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R), (“SFAS 167”) which amended the consolidation guidance applicable to variable interest entities (“VIEs”). The SFAS 167 amendments are effective as of the first annual reporting period that begins after November 15, 2009, and for interim periods within that first annual reporting period. SFAS 167 replaces Interpretation 46(R)’s risks-and-rewards-based quantitative approach to consolidation with a more qualitative approach that requires a reporting entity to have some economic exposure to a VIE along with “the power to direct the activities that most significantly impact the economic performance of the entity.” The FASB also reminded its constituents that only substantive terms, transactions, and arrangements should affect the accounting conclusions under Statement 167. The SFAS 167 provisions were included in Accounting Standards Update No. 2009-17, “Topic 810 — Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities,” (“ASU 2009-17”). We are currently reviewing the provisions of ASU 2009-17, which is effective for fiscal 2010.
In May 2009, the FASB issued general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In that regard, the Company performed an evaluation of subsequent events through May 21, 2010, the date the financial statements were available to be issued. The required disclosures are included in Note 10-Subsequent Events.

NOTE 10 — SUBSEQUENT EVENTS
On May 21, 2010, John B. Sanfilippo & Son, Inc. (the “Buyer”) purchased certain assets and assumed certain liabilities of the Company pursuant to a purchase agreement (the “Purchase Agreement”) entered into on May 5, 2010. The purchase price for the assets of the Company was $32,910 in cash plus additional future consideration of up to $10,079, which is contingent upon performance of the acquired business for the 2010 and 2011 calendar years, as more specifically described in the Purchase Agreement.
The Purchase Agreement contains customary representations, warranties and covenants and provides for indemnification by each of the parties (as well as by Stephen J. Kerr, John Potter and Matthew I. Freidrich, solely as the Trustee of the Payton Potter 2007 Irrevocable Trust (collectively, the “Stockholders”) in certain circumstances) in the event of, among other things, a breach of such representations, warranties or covenants. A portion of the cash consideration will be held in escrow for up to 18 months in order to secure such indemnification obligations. The Stockholders are parties to the Purchase Agreement solely with respect to certain indemnification provisions. The Credit Agreement was not assumed by the Buyer, pursuant to the terms of the Purchase Agreement.
The foregoing description of the Purchase Agreement is only a summary and does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.
The Company has evaluated whether any subsequent events that require recognition or disclosure in the accompanying consolidated financial statements and related notes thereto have taken place through May 21, 2010, the date these financial statements were issued.